UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2021

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FRAN*	The Nasdaq Stock Market LLC*

* As previously disclosed, the Company’s common stock was suspended from trading on The Nasdaq Stock Market (“Nasdaq”) at the opening of business on December 15, 2020 and Nasdaq has commenced proceedings to delist and deregister the Company’s common stock from Nasdaq.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion or Disposition of Assets.

As previously reported, on December 3, 2020, Francesca’s Holdings Corporation (the “Company”) and each of its subsidiaries (together with the Company, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) for relief under chapter 11 of title 11 of the United States Code, §§ 101-1532, et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re: Francesca's Holdings Corporation, et al., Case No. 20-13076 (BLS).

Also as previously reported, on January 19, 2021, the Debtors entered into an Amended and Restated Asset Purchase Agreement (the “Amended and Restated Asset Purchase Agreement”) with Francesca’s Acquisition, LLC, a Delaware limited liability company (“Francesca’s Acquisition”), Tiger Capital Group, LLC, a Massachusetts limited liability company (“Tiger” and, together with Francesca’s Acquisition, “Buyer”), and TerraMar Capital, LLC, a Delaware limited liability company, pursuant to which Francesca’s Acquisition agreed to (a) purchase, upon the terms and subject to the conditions set forth in the Amended and Restated Asset Purchase Agreement, the Acquired Assets (as defined in the Amended and Restated Asset Purchase Agreement) in exchange for (i) a cash purchase price of $18,000,000, subject to certain adjustments, (ii) the issuance by Francesca’s Acquisition of a promissory note to the Debtors in the principal amount of $1,250,000 payable on or prior to December 31, 2021 and (iii) the reimbursement of certain financing-related fees, and (b) the assumption of certain contracts, leases and other Assumed Liabilities (as defined in the Amended and Restated Asset Purchase Agreement). Pursuant to the terms of the Amended and Restated Asset Purchase Agreement, the Company will be required to change its name within ten business days following the consummation of the Asset Sale.

On January 30, 2021, the Debtors completed the transactions contemplated by the Amended and Restated Asset Purchase Agreement (the “Asset Sale”). The Asset Sale was conducted pursuant to Section 363 of the Bankruptcy Code and was previously approved by the Bankruptcy Court on January 22, 2021. The Company anticipates that there will be no proceeds from the Asset Sale available for distribution to the Company’s common stockholders. The Company also entered the Agency Agreement (as defined below) on January 30, 2021 for the purpose of conducting boutique closing sales of inventory at certain of the Company’s locations.

In connection with the consummation of the Asset Sale, on February 1, 2021, the obligations under the Company’s Senior Secured Superpriority Debtor-In-Possession Credit Agreement were repaid in full and such credit agreement was terminated.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The Company is currently unable in good faith to make a determination of an estimate or range of estimates required to be disclosed by paragraph (b), (c) or (d) of Item 2.05 of Form 8-K with respect to the Asset Sale.

In addition, as previously reported, in connection with the closing of the Asset Sale, on January 30, 2021, the Company (on behalf of itself and the other Debtors) entered into an Agency Agreement (the “Agency Agreement”) with Tiger and SB360 Capital Partners, LLC (together, the “Agent”), pursuant to which the Agent will act as the Company’s agent for the purpose of conducting boutique closing sales of inventory at certain of the Company’s locations. The locations subject to the store closing sales will be determined by Buyer subject to the outcome of negotiations with landlords in the Chapter 11 Cases, among other factors, and subject to the terms of the Amended and Restated Asset Purchase Agreement and Agency Agreement, except that, pursuant to the Amended and Restated Asset Purchase Agreement, Buyer agreed to assume the respective leases for no fewer than 275 boutiques currently operated by the Debtors, which assumption could be pursuant to an amended lease. The Company is currently unable in good faith to make a determination of an estimate or range of estimates required to be disclosed by paragraph (b), (c) or (d) of Item 2.05 of Form 8-K with respect to the boutique closing sales pursuant to the Agency Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 30, 2021, Mr. Andrew Clarke resigned from the Board of Directors (the “Board”) of the Company as a Class II director of the Board and from his positions as President and Chief Executive Officer of the Company and from all other positions he holds with the Company and each of its subsidiaries, effective upon the closing of the Asset Sale. The resignation of Mr. Clarke was not the result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices. Following the closing of the Asset Sale, Mr. Clarke was appointed as Chief Executive Officer of Francesca’s Acquisition, the purchaser in the Asset Sale, which is an entity unaffiliated with the Company.

On January 30, 2021, Ms. Cindy Thomassee resigned from her position as Executive Vice President and Chief Financial Officer of the Company and from all other positions she holds with the Company and each of its subsidiaries, effective upon the closing of the Asset Sale. The resignation of Ms. Thomassee was not the result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices. Following the closing of the Asset Sale, Ms. Thomassee was appointed as Chief Financial Officer of Francesca’s Acquisition, the purchaser in the Asset Sale, which is an entity unaffiliated with the Company.

On February 1, 2021, Mr. Joseph O’Leary and Ms. Patricia Bender resigned from their positions as Class I directors of the Board and Ms. Susan McGalla resigned from her position as a Class II director of the Board, in each case, effective immediately. The resignation of Mr. O’Leary, Ms. Bender and Ms. McGalla was not the result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

(c) On January 30, 2021, the Board approved the appointment Mr. Anthony Saccullo as the Company’s Wind-down Officer, effective on the first business day following the closing of the Asset Sale (February 1, 2021). Mr. Saccullo, 44, is the founder and managing member of A.M. Saccullo Legal, LLC, a Delaware-based law firm rendering services in commercial bankruptcy, corporate and commercial litigation, and corporation transactions and formation and is also the founding member of Saccullo Business Consulting, a business consulting firm that offers non-legal bankruptcy services to companies and commercial bankruptcy estates, positions he has held since May 2010. Mr. Saccullo has also previously served as liquidating trustee in the wind numerous other retail cases and Saccullo Business Consulting has served, and currently serves, in a number of other retail bankruptcy cases of similar size and complexity to the Chapter 11 Cases.

(e) In connection with the appointment of Mr. Saccullo as Chief Wind-down Officer, on January 28, 2021, the Company entered into an engagement letter with Mr. Saccullo effective on the first business day following the closing of the Asset Sale, to provide for, among other things, a monthly fee of $20,000 and hourly compensation for certain employees of Saccullo Business Consulting who assist Mr. Saccullo in providing wind-down services to the Company (the “Engagement Letter”). The Engagement Letter also provides for customary indemnification provisions.

The foregoing summary of the Engagement Letter for Mr. Saccullo is qualified in its entirety by the full text of the Engagement Letter. A copy of the Engagement Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Except as described above, there are no arrangements or understandings between Mr. Saccullo and any other person pursuant to which Mr. Saccullo was appointed as Chief Wind-down Officer and there are no transactions between the Company and Mr. Saccullo that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Saccullo and any director or other executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On February 1, 2021, the Company issued a press release announcing the closing of the Asset Sale disclosed under Item 2.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

Due to the considerable amount of time and resources that management must devote to the Chapter 11 Cases and related administrative requirements, the Company does not have access to sufficient resources to continue filing the periodic reports required by Sections 13 or 15(d) under the Exchange Act. As a result, the Company does not intend to file a Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2020 or an Annual Report on Form 10-K for the fiscal year ended January 30, 2021, including accompanying financial statements and related notes, or any other reports on Form 10-Q or Form 10-K, for subsequent periods. Instead, until the Company’s common stock is cancelled and of no further force or effect, the Company intends to file with the SEC Current Reports on Form 8-K containing (a) disclosure of all material events in the Chapter 11 Cases and (b) as exhibits, the operating and financial reports that are filed by the Company with the Bankruptcy Court. The Company believes that the Current Reports on Form 8-K to be filed by the Company as described above will provide investors with information about the material events in the Chapter 11 Cases and the assets and liabilities of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
2.1	Amended and Restated Asset Purchase Agreement, dated January 19, 2021, by and among Francesca’s Holdings Corporation, a Delaware corporation, Francesca’s Services Corporation, a Texas corporation, Francesca’s Collections, Inc., a Texas corporation, Francesca’s LLC, a Delaware limited liability company, Francesca’s Acquisition, LLC, a Delaware limited liability company, Tiger Capital Group, LLC, a Delaware limited liability company, and TerraMar Capital, LLC a Delaware limited liability company (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Francesca’s Holdings Corporation on January 21, 2021)

10.1	Engagement Letter, dated January 28, 2021, by and among Mr. Anthony Saccullo and Francesca’s Holdings Corporation, Francesca’s LLC, Francesca’s Collections, Inc. and Francesca’s Services Corporation

99.1	Press Release issued by Francesca’s Holdings Corporation on February 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: February 3, 2021	By:	/s/ Anthony Saccullo
Anthony Saccullo
Chief Wind-down Officer